EXHIBIT 2.3



                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of November 20, 2002, among Kroll Background America Inc. ("PARENT"), a Tennessee corporation and a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), Accufacts Acquisition Corp. ("MERGER SUB"), a Delaware corporation and wholly-owned subsidiary of Parent, and Accufacts Pre-Employment Screening, Inc. (the "COMPANY"), a Delaware corporation.

                  WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the "MERGER") in accordance with this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

                  WHEREAS, upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent; and

                  WHEREAS, a special committee of the Board of Directors of the Company constituted in connection with the Merger unanimously determined to recommend to the Board of Directors of the Company and to all of the Company's stockholders that the Merger and this Agreement be approved and adopted; and

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company, declaring it advisable and for the respective benefit of Parent, Merger Sub and the Company, have approved the merger of Merger Sub with and into the Company on the terms and conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

                  WHEREAS, contemporaneous with the execution and delivery of this Agreement, the holder of capital stock of the Company representing approximately fifty-eight percent (58%) of the voting capital stock of the Company is executing and delivering to Parent and Merger Sub a voting agreement of even date herewith (the "VOTING AGREEMENT") substantially in the form attached hereto as EXHIBIT A; and

                  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:



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                  "ACCOUNTS RECEIVABLE"--as defined in Section 4.7.

                  "ACQUISITION OFFER"--as defined in Section 6.9(a).

                  "AFFILIATE"--with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

                  "AGREEMENT"--this Agreement and Plan of Merger by and among Parent, Merger Sub and the Company.

                  "BUSINESS DAY"--any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law to be closed.

                  "CERTIFICATE"--as defined in Section 2.7(c).

                  "CERTIFICATE OF MERGER"--as defined in Section 2.2.

                  "CLOSING"--as defined in Section 2.1(b).

                  "CLOSING DATE"--the date and time as of which the Closing actually takes place.

                  "CODE"--the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and successor laws or regulations.

                  "COMPANY"--as defined in the first paragraph of this Agreement.

                  "COMPANY COMMON STOCK"--as defined in Section 2.7(a).
                  ----------------------

                  "CONTRACT"--any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "CONVERTIBLE SECURITIES"--as defined in Section 4.3.
                  ------------------------

                  "COPYRIGHTS"--as defined in Section 4.21(a).

                  "DGCL"--as defined in the first paragraph of this Agreement.

                  "DISCLOSURE SCHEDULE"--the disclosure schedule to this Agreement delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement.

                  "DISSENTING STOCKHOLDERS"--as defined in Section 2.7(g).

                  "EFFECTIVE TIME"--as defined in Section 2.2.

                  "EMPLOYEE BENEFIT PLAN"--as defined in Section 4.12(a).
                  -----------------------

                  "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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                  "ENVIRONMENTAL CLAIMS"--as defined in Section 4.18.

                  "ENVIRONMENTAL LAWS"--as defined in Section 4.18.

                  "ENVIRONMENTAL PERMITS"-- as defined in Section 4.18.

                  "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "ERISA AFFILIATE"--as defined in Section 4.12(a).

                  "EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law.

                  "FINANCIAL STATEMENTS"--as defined in Section 4.4(a).

                  "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

                  "GOVERNMENTAL AUTHORITY"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

                  "GOVERNMENTAL ORDER"--any order, ordinance, injunction, judgment, decree or writ issued by any Governmental Authority.

                  "INDEMNIFIED PARTY"--as defined in Section 11.1(b).

                  "INTELLECTUAL PROPERTY ASSETS"--as defined in Section 4.21(a).

                  "INTERIM FINANCIAL STATEMENTS"--as defined in Section 4.4(a).
                  ------------------------------

                  "IRS"--the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

                  "MARKS"--as defined in Section 4.21(a).

                  "MATERIAL ADVERSE EFFECT"--as defined in Section 4.8.
                  -------------------------

                  "MERGER"--as defined in the first paragraph of this Agreement.

                  "MERGER CONSIDERATION"--as defined in Section 2.9(a).


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                  "MERGER SUB"--as defined in the first paragraph of this
Agreement.

                  "OCCUPATIONAL SAFETY AND HEALTH LAW"--any legal or governmental requirement or obligation relating to safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "OPTION"--as defined in Section 2.8.

                  "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the certificate of formation and operating agreement of a limited liability company;
(c) the partnership agreement of a partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person; and (e) any amendment to any of the foregoing.

                  "PARENT"-- as defined in the first paragraph of this Agreement.

                  "PATENTS"--as defined in Section 4.21(a).

                  "PAYING AGENT"--as defined in Section 2.9(a).

                  "PERMITTED ENCUMBRANCES"-- all (a) liens for current taxes not yet due, (b) workman's, common carrier and other similar liens arising in the ordinary course of business, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or the appropriate Subsidiary, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

                  "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

                  "PRICE PER SHARE"--as defined in Section 2.7(a).
                  -----------------

                  "PROCEEDING"--as defined in Section 4.14.

                  "PROXY STATEMENT"--as defined in Section 6.3(a).

                  "RELATED PERSON"--as defined in Section 4.23.

                  "SEC"--the United States Securities and Exchange Commission.
                  -----

                  "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law.

                  "SPECIAL COMMITTEE"--as defined in Section 4.2(a).

                  "SUBSIDIARY"--means any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote in the election of directors or managers thereof is owned or controlled, directly or indirectly, by the Company or Parent, as the case may be.



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                  "SUPERIOR PROPOSAL"--as defined in Section 6.9(a).

                  "SURVIVING CORPORATION"--as defined in Section 2.1(a). "TAX" --as defined in Section 4.6.

                  "TERMINATION EXPENSES"--as defined in Section 10.3(b).

                  "TRADE SECRETS"--as defined in Section 4.21(a).

                  "VOTING AGREEMENT"--as defined in the first paragraph of this Agreement.

2. THE MERGER; CLOSING

2.1. THE MERGER

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

(b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.1 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the consummation of the Merger will take place as promptly as practicable (and in any event within two Business Days) after stockholder approval pursuant to
Section 6.3(d) and satisfaction or waiver of the conditions set forth in Sections 8 and 9 at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "CLOSING"), unless another date, time or place is agreed to in writing by the parties hereto.

2.2. EFFECTIVE TIME

                  As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the DGCL, and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware pursuant to
Section 103 of the DGCL or at such subsequent time as the Company and Parent shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").



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


2.3. EFFECTS OF THE MERGER

                  At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of the Company and Merger Sub; and all and singular, the rights, privileges, powers and franchises of each of the Company and Merger Sub on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Company and Merger Sub shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and Merger Sub, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in the Company or Merger Sub, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of the Company or Merger Sub shall be preserved unimpaired, and all debts, liabilities and duties of the Company and Merger Sub shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2.4. CERTIFICATE OF INCORPORATION

         The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I thereof shall be amended in its entirety to read as follows: "The name of the corporation is Kroll Accufacts Pre-Employment Screening, Inc. (hereinafter called the "Corporation")."

2.5. BY-LAWS

                  The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

2.6. OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

                  The officers and directors of Merger Sub immediately prior to the Effective Time shall become, from and after the Effective Time, the officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or director or until their respective successors are duly elected and qualified.

2.7. CONVERSION OR CANCELLATION OF SECURITIES

                  At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

(a) Subject to the provisions of Section 2.7(g), each share of the Company's Common Stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.7(d)) shall be converted into the right to receive an amount in cash equal to $0.47 per share (the "PRICE PER SHARE") payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such share of Company Common Stock.

(b) [RESERVED]

(c) If any certificate (a "CERTIFICATE") formerly representing shares of Company Common Stock converted into the right to receive cash in an amount per share equal to the Price Per Share pursuant to Section 2.7(a) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent will pay, in exchange for such lost, stolen or destroyed Certificate, the Price Per Share to be paid in respect of the shares represented by such Certificate pursuant to Section 2.7(a).

(d) Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time, if any, shall, by virtue of the Merger, automatically be canceled and retired and cease to exist and no consideration shall be delivered in exchange therefor.

(e) Each authorized but unissued share of Company Common Stock shall be canceled and retired and shall cease to exist.

(f) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation, which shares of the common stock of the Surviving Corporation shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by Parent.

(g) Shares of Company Common Stock owned by a holder who (i) shall not have voted in favor of the Merger, and (ii) shall have delivered to the Company a written notice of his, her or its intent to demand payment for his, her or its shares if the Merger is effectuated in the manner provided in Section 262 of the DGCL (collectively, the "DISSENTING STOCKHOLDERS"), shall not be converted into or exchangeable for the right to receive the Price Per Share but shall be entitled to receive such consideration as shall be determined pursuant to
Section 262 of the DGCL, except that shares of any Dissenting Stockholder who shall thereafter not perfect his, her or its right to appraisal as provided in
Section 262 of the DGCL shall thereupon be deemed to have been converted, as of the Effective Time of the Merger, into and to have become exchangeable for the right to receive from Parent, the Price Per Share pursuant to Section 2.7(a). The Company shall notify Parent in writing of the details of the Dissenting Stockholders and the number of shares of Company Common Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Stockholder without the prior written consent of Parent.

2.8. PURCHASE OF OPTIONS.

                  At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, each option (each, an "OPTION") set forth in Schedule 2.8 which is outstanding immediately prior to the Effective Time, whether then vested or unvested, shall automatically become vested and exercisable and shall be entitled to receive from the Surviving Corporation as soon as practical following the Effective Time (and in any event not later than 30 days following the Effective Time), in settlement and cancellation of such Option, an amount in cash equal to the product of (i) the excess of the Price Per Share over the exercise price of each such Option, multiplied by (ii) the number of shares of Company Common Stock covered by such Option, subject to any applicable federal, state and local withholding taxes in connection with the cash payments made in settlement and cancellation of such Option. After the Effective Time, the Surviving Corporation shall pay all applicable federal, state and local withholding taxes due in connection with the settlement and cancellation of all such Options.

2.9. EXCHANGE OF COMPANY CAPITAL

(a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "PAYING AGENT") for the payment of all amounts payable as a result of the Merger to the holders of Certificates (the aggregate amount payable to holders of Certificates is referred to as the "MERGER CONSIDERATION"). On the Closing Date, Parent or its Affiliate shall transfer by wire transfer of immediately available funds to an account or accounts established by the Paying Agent for the purposes of paying the Merger Consideration, an amount equal to all Merger Consideration which will be payable following the Effective Time to the holders of Certificates pursuant to Section 2.7(a). Any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent. Parent shall pay the fees and expenses of the Paying Agent.

(b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent or Parent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.7(a) into the right to receive, and the Certificate so surrendered shall forthwith be cancelled.

(c) Promptly following the date which is twelve (12) months after the Effective Time, the Paying Agent shall deliver to Parent the remaining amount of the Merger Consideration, Certificates and other documents in its possession relating to the conversion of Certificates pursuant to Section 2.7(a), and Paying Agent's duties shall terminate as to such conversion of Certificates and the payment of the Merger Consideration. Thereafter, each holder of a Certificate not yet surrendered may surrender the same to the Surviving Corporation and upon such surrender (subject to any applicable abandoned property, escheat or similar law) shall receive in consideration therefor that portion of the Merger Consideration entitled to such Holder pursuant to Section 2.7(a), without any interest thereon.

(d) [RESERVED]

(e) In the event of a transfer of ownership of Company Common Stock pursuant to
Section 2.9(b) that is not registered in the stock transfer books of the Company, the proper amount of cash may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

2.10. NO FURTHER RIGHTS; STOCK TRANSFER BOOKS

                  All cash paid upon the surrender of a Certificate in accordance with Section 2.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day prior to the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made on such stock transfer books.

2.11. NO LIABILITY

                  None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.12. WITHHOLDING RIGHTS

                  Subject to applicable law, Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold any applicable taxes from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates or to any holder of Options.

3.       [RESERVED]

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub as follows.
4.1. ORGANIZATION AND GOOD STANDING

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own its properties and to carry on its business as it is now being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and by-laws of the Company and all amendments thereto have been delivered to Parent and Merger Sub. The corporate minutes and corporate records of the Company that have been made available to Parent and Merger Sub and are true, correct and complete in all material respects. Except for its Subsidiaries, listed in
Section 4.1(b) of the Disclosure Schedule, the Company does not own any equity interest in any Person whatsoever.


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


(b) Section 4.1(b) of the Disclosure Schedule sets forth a true, correct and complete list of each Subsidiary of the Company. Each Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization indicated in Section 4.1(b) of the Disclosure Schedule. Each such Subsidiary has full corporate or other power and authority to own its properties and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and by-laws (or other Organizational Documents) of each such Subsidiary and all amendments thereto have been delivered to Parent and Merger Sub. The corporate minutes, corporate records and stock register and transfer records of each Subsidiary of the Company have been made available to Parent and Merger Sub and are true, correct and complete in all material respects.

4.2. AUTHORITY; NO CONFLICT

(a) The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Merger and to perform its obligations under this Agreement. The Board of Directors of the Company has appointed a special committee consisting of independent directors (the "SPECIAL COMMITTEE"). The Special Committee has unanimously recommended to the Board of Directors and the stockholders the approval and adoption of this Agreement and the consummation of the Merger. The Board of Directors of the Company has unanimously (after giving effect to any director who may have recused himself from such discussions and approval) approved the execution and delivery of this Agreement and the consummation of the Merger and has unanimously (after giving effect to any director who may have recused himself from such discussions and approval) approved the Voting Agreement with the intent that Parent shall not become an "interested stockholder" within the meaning of Section 203 of the DGCL. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):


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(i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries, (B) any resolution adopted by the Board of Directors, or any committee thereof, or the stockholders of the Company, (C) any legal requirement or any Governmental Order to which the Company or any of its Subsidiaries or any of the properties or assets owned or used by the Company or any of its Subsidiaries may be subject, or (D) any authorization, license or permit of any Governmental Authority, including any private investigatory license or other similar license, which is held by the Company or any of its Subsidiaries or that otherwise relates to the business of, or any of the assets owned or used by, the Company or any of its Subsidiaries;

(ii) result in a violation or breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit or require the consent or approval of or any notice to or filing with any third party under any Contract to which the Company or any of its Subsidiaries is a party or to which they or their respective properties or assets may be bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either the Company or any of its Subsidiaries or their respective properties or assets may be subject; or

(iii) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any of the properties or assets owned or used by the Company or any of its Subsidiaries;

except, with respect to clauses (i)(C) or (D), (ii) or (iii) of this Section 4.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance would not have a Material Adverse Effect or would not adversely affect the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement.

4.3.     CAPITALIZATION

                  The authorized equity securities of the Company consist solely of 50,000,000 shares of common stock, par value $0.01 per share, of which 6,627,471 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share, none of which shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The authorized, issued and outstanding shares of each class of capital stock or other ownership or equity interests of each Subsidiary of the Company are accurately and completely set forth in Section 4.3(a) of the Disclosure Schedule. All of the outstanding shares of capital stock or other ownership or equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and owned beneficially and of record by the Company free and clear of any and all Encumbrances. Section 4.3(b) of the Disclosure Schedule sets forth a complete and correct list of all Options, including as to each holder thereof, the number of shares of Company Common Stock subject thereto and the exercisability, exercise price and termination date thereof. Except as set forth in Section 4.3(c) of the Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the transfer, voting, issuance, purchase, redemption, repurchase or registration of the capital stock of the Company or any such Subsidiary. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company or any of its Subsidiaries, and there are not outstanding any options, warrants or other securities exercisable or exchangeable for or convertible into any shares of equity securities of the Company or any of its Subsidiaries ("CONVERTIBLE SECURITIES"). None of the outstanding equity securities or other securities of the Company or any of its Subsidiaries that was issued since May 1, 1998 was issued in violation of the Securities Act or any other legal requirement. Neither the Company nor any of its Subsidiaries owns or has any Contract to acquire, any equity securities or other securities of any Person (other than a Subsidiary) or any, direct or indirect, equity or ownership interest in any other business. No Person has any pre-emptive rights with respect to any security of the Company or any Subsidiary of the Company.

4.4. FINANCIAL STATEMENTS

(a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1999, December 31, 2000 and December 31, 2001, and the audited consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1999, December 31, 2000 and December 31, 2001, and the unaudited consolidated balance sheet of the Company and its Subsidiaries dated as of September 30, 2002 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the nine months then ended (the "INTERIM FINANCIAL STATEMENTS"). The Company has delivered to Parent true, correct and complete copies of the Financial Statements and the Interim Financial Statements.

(b) The Financial Statements (i) have been prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP, (ii) fully reflect all liabilities and contingent liabilities of the Company and its Subsidiaries required to be reflected therein on such basis as at the date thereof, and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates of the balance sheets included in the Financial Statements and the consolidated results of its operations and cash flows for the periods indicated. The Interim Financial Statements for the nine months ended September 30, 2002, (i) have been prepared from the books and records of the Company and its Subsidiaries in accordance with GAAP, on a basis consistent with the Financial Statements, for the nine months ended September 30, 2002, and (ii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date of the balance sheet included therein and the consolidated results of its operations and cash flows for the period indicated; PROVIDED, HOWEVER, the Interim Financial Statements (x) are subject to normal year-end adjustments and (y) do not include all footnotes required by GAAP.

4.5. NO UNDISCLOSED LIABILITIES

                  Except as set forth in Section 4.5 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and the Interim Financial Statements and current liabilities incurred in the ordinary course of business since the date of the Interim Financial Statements, which current liabilities are consistent with the representations and warranties contained in this Agreement and will not, individually or in the aggregate, have a Material Adverse Effect.

4.6. TAXES

                  The Company and each of its Subsidiaries has properly and timely filed all federal, state and local Tax returns and has paid all Taxes, assessments and penalties due and payable. All such Tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns, except as set forth in Section 4.6 of the Disclosure Schedule. The provisions made for Taxes on the balance sheets of the Company and its Subsidiaries included in the Financial Statements and the Interim Financial Statements are sufficient in all respects for the payment of all Taxes whether disputed or not that are due or are hereafter found to have been due with respect to the conduct of the business of the Company and its Subsidiaries up to and through the date of such Financial Statements or Interim Financial Statements, respectively. There are no present, pending, or threatened audit, investigations, assessments or disputes as to Taxes of any nature payable by the Company or any of its Subsidiaries, nor any Tax liens whether existing or inchoate on any of the assets of the Company or any of its Subsidiaries, except for current year Taxes not presently due and payable. The federal income Tax returns of the Company and its Subsidiaries have never been audited. No IRS or foreign, state, county or local Tax audit is currently in progress. Neither the Company nor any of its Subsidiaries has waived the expiration of the statute of limitations with respect to any Taxes. There are no outstanding requests by the Company or any of its Subsidiaries for any extension of time within which to file any Tax return or to pay Taxes shown to be due on any Tax return. Other than with respect to the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is liable for Taxes of any other Person or is currently under any contractual obligation to indemnify any Person with respect to Taxes or is a party to any Tax sharing agreement or any other agreement providing for payments by the Company or any of its Subsidiaries with respect to Taxes.

                  For purposes of this Agreement, the term "TAX" shall mean any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon.

4.7. ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE

         (a) All accounts receivable of the Company and its Subsidiaries that are reflected on the Financial Statements, the Interim Financial Statements or on the accounts receivable ledgers of the Company and its Subsidiaries (collectively, the "ACCOUNTS RECEIVABLE") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All of the Accounts Receivable are or will be current and collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation, except for such Accounts Receivable, the failure of which to collect would not have a Material Adverse Effect.

         (b) All accounts payable of the Company and its Subsidiaries that are reflected on the Financial Statements, the Interim Financial Statements or on the accounts payable ledgers of the Company and its Subsidiaries arose in the ordinary course of business. All material items which are required by GAAP to be reflected as payables on the Financial Statements and on the Interim Financial Statements and in the books and records of the Company and its Subsidiaries are so reflected and have been recorded in accordance with GAAP in a manner consistent with past practice. There has been no adverse change since the date of the Interim Financial Statements in the amount or delinquency of accounts payable of the Company and its Subsidiaries (either individually or in the aggregate) which would have a Material Adverse Effect.

4.8. NO MATERIAL ADVERSE CHANGE

                  Since the date of the Interim Financial Statements, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") and no event has occurred or circumstance exists that may result in a Material Adverse Effect.

4.9. BOOKS AND RECORDS

                  Except as disclosed in Section 4.9 of the Disclosure Schedule, the books of account and other records of the Company and its Subsidiaries, all of which have been made available to Parent, are true, correct and complete. Except as disclosed in Section 4.9 of the Disclosure Schedule, the minute books of the Company and its Subsidiaries contain true, correct and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company and its Subsidiaries. The stock books of the Company are true, correct and complete. At the Closing, all of those books and records will be in the possession of the Company.

4.10. TITLE TO PROPERTIES; ENCUMBRANCES

                  Section 4.10 of the Disclosure Schedule contains a complete and accurate list of all real property leaseholds or other interests therein held by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries owns, or has owned, any real property. The Company has delivered or made available to Parent true, correct and complete copies of the real property leases to which the Company or any of its Subsidiaries is a party or pursuant to which any of them uses or occupies any real property. Section 4.10 of the Disclosure Schedule also contains a complete and accurate list of all licensed vehicles owned or leased by the Company or any of its Subsidiaries and the fixed assets used in the business of the Company or any of its Subsidiaries and carried on their books for tax purposes. Except as set forth in Section 4.10 of the Disclosure Schedule, the Company and each of its Subsidiaries has good title to, or a valid leasehold, license or other interest in, all of the real and personal properties and assets, tangible and intangible, they own or purport to own, hold or use in their respective businesses, including those reflected on their books and records and in the Financial Statements and Interim Financial Statements (except for accounts receivable collected and materials and supplies used or disposed of in the ordinary course of business consistent with past practice after the date of the Interim Financial Statements), free and clear of all Encumbrances, except Permitted Encumbrances.

4.11. CONDITION AND SUFFICIENCY OF ASSETS

                  The buildings, vehicles, furniture, fixtures and equipment and other personal property owned, held or used by the Company and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, vehicles, furniture, fixtures or equipment or other personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, vehicles, furniture, fixtures and equipment or other personal property of the Company and its Subsidiaries are sufficient for the continued conduct of their respective businesses after the Closing in substantially the same manner as conducted prior to the Closing.

4.12. EMPLOYEE BENEFITS

(a) Neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plans. "EMPLOYEE BENEFIT Plan" means (other than workers' compensation required by any state or subdivision thereof) any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing benefits to any current or former director, employee or independent contractor (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate, which are now or have ever been maintained by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, stock appreciation rights, stock option, stock purchase or other similar plans, policies, programs, practices, agreements, understandings or arrangements. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c), or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

(b) Neither the Company nor any ERISA Affiliate has proposed or agreed to the creation of any new Employee Benefit Plan.

4.13. COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

(a) To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance with all federal, state and local laws, authorizations, licenses and permits of any Governmental Authority and all Governmental Orders affecting the business, operations, properties or assets of the Company and its Subsidiaries, including, federal, state and local: (i) Occupational Safety and Health Laws; (ii) private investigatory and other similar laws; (iii) securities laws; (iv) the Fair Credit Reporting Act and similar state and local laws; and
(v) laws regarding or relating to trespass or violation of privacy rights. Neither the Company nor any of its Subsidiaries has been charged with violating, nor to the knowledge of the Company, threatened with a charge of violating, nor, to the knowledge of the Company, is the Company or any of its Subsidiaries under investigation with respect to a possible violation of, any provision of any federal, state or local law relating to any of their respective businesses, operations, properties or assets.

(b) Section 4.13 of the Disclosure Schedule contains a complete and accurate list of each governmental authorization, license or permit that is held by the Company or any of its Subsidiaries or that otherwise relates to the business of, or to any of the properties or assets owned or used by, the Company or any of its Subsidiaries. Each governmental authorization, license or permit listed in
Section 4.13 of the Disclosure Schedule is valid and in full force and effect.

4.14. LEGAL PROCEEDINGS

                  Except as set forth in Section 4.14 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation, suit or other proceeding ("PROCEEDING"):

(i) that has been commenced by or against the Company or any of its Subsidiaries or that otherwise relates to or may affect the business of, or any of the properties or assets owned, held or used by, the Company or its Subsidiaries; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

                  To the knowledge of the Company, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has made available to Parent true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.14 of the Disclosure Schedule. The Proceedings listed in
Section 4.14 of the Disclosure Schedule, if decided adversely to the Company or any Subsidiary, individually or in the aggregate, would not have a Material Adverse Effect, except as described in Section 4.14 of the Disclosure Schedule.

4.15. ABSENCE OF CERTAIN CHANGES AND EVENTS

                  Except as set forth in Section 4.15 of the Disclosure Schedule, since the date of the Interim Financial Statements, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice. Without limiting the generality of the immediately preceding sentence, since September 30, 2002, there has not been any of the following on the part of the Company or any of its
Subsidiaries:

(a) declaration or payment of any dividend or other distribution or redemption or repurchase or other acquisition, directly or indirectly, in respect of shares of capital stock or Convertible Securities;

(b) issuance or sale or authorization for issuance or sale, or grant of any options or other agreements with respect to, any shares of its capital stock or Convertible Securities, or any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(c) payment or increase of any bonuses, salaries or other compensation to any stockholder, director, officer, consultant or employee except for increases in bonus compensation to employees (other than Philip Luizzo and John Svedese) in the ordinary course of business or entry into any employment, severance or similar Contract with any director, officer or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, severance, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

(e) damage to or destruction or loss of any property or asset, whether or not covered by insurance, which may have a Material Adverse Effect;

(f) entry into, termination of, or receipt of notice of termination of, any Contract or transaction involving a total remaining commitment by or to the Company or any Subsidiary of at least $25,000, including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty (including "take-or-pay" or "keepwell" agreements);

(g) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property or mortgage, pledge, or imposition of any Encumbrance (other than Permitted Encumbrances) on any material property or asset;

(h) cancellation, compromise or waiver of any claims or rights with a value to the Company or any Subsidiary in excess of $25,000;

(i) material change in the method of accounting of the accounting principles or practices used by the Company in the preparation of the Financial Statements or the Interim Financial Statements, except as required by GAAP;

(j) amendment or other modification of its respective Organizational Documents;

(k) loss of services of any key employee or consultant or any loss of a material client;

(l) loan or advance to any Person other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice; or

(m) agreement or commitment, whether oral or written, by the Company to do any of the foregoing.

4.16. CONTRACTS; NO DEFAULTS

(a) Section 4.16(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Parent true, correct and complete copies, of:

(i) each Contract that involves performance of services or delivery of goods or materials by the Company or any Subsidiary of the Company of an amount or value in excess of $25,000;

(ii) each Contract that involves performance of services or delivery of goods or materials to the Company or any Subsidiary of the Company of an amount or value in excess of $25,000;

(iii) each lease, license and other Contract affecting any leasehold or other interest in, any real or personal property;

(iv) each licensing Contract with respect to Patents, Marks, Copyrights, trade secrets or other Intellectual Property Assets, including Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property Assets;

(v) each collective bargaining Contract to or with any labor union or other employee representative of a group of employees;

(vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other Person or requiring the Company or any of its Subsidiaries to make a capital contribution;

(vii) each Contract containing covenants that in any way purport to restrict the business activity of the Company or any of its Subsidiaries or limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person or hire any Person;

(viii) each employment Contract providing for compensation, severance or a fixed term of employment in respect of services performed by any employees of the Company or any of its Subsidiaries and each consulting Contract with an independent contractor;

(ix) each stock option, purchase or benefit plan for employees;

(x) each power of attorney that is currently effective and outstanding;

(xi) each Contract for capital expenditures in excess of $25,000;

(xii) each Contract with an officer or director of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing;

(xiii) each Contract under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company or any Subsidiary), and each guaranty (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

(xiv) each Contract containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's or any Subsidiary's capital stock;

(xv) each Contract containing a change of control provision;

(xvi) each other Contract having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by the Company or any of its Subsidiaries without penalty) or requiring payments by the Company or any of the Company's Subsidiaries of more than $25,000 per year; and

(xvii) each standard form of Contract pursuant to which the Company or any Subsidiary provides services to clients.

(b) Except as set forth in Section 4.16(b) of the Disclosure Schedule, each Contract identified or required to be identified in Section 4.16(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company or a Subsidiary of the Company and, to the knowledge of the Company, against the other parties thereto in accordance with its terms.

(c) Except as set forth in Section 4.16(c) of the Disclosure Schedule:

(i) the Company and its Subsidiaries are in full compliance with all applicable terms and requirements of each Contract under which the Company and its Subsidiaries have any obligation or liability or by which the Company or any of its Subsidiaries or any of the properties or assets owned, held or used by the Company or any of its Subsidiaries is bound, except for such noncompliance that would not have a Material Adverse Effect;

(ii) to the knowledge of the Company, each other Person that has or had any obligation or liability under any Contract under which the Company or any of its Subsidiaries has any rights is in compliance in all material respects with all applicable terms and requirements of such Contract; and

(iii) no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time or both) may result in a violation or breach of any Contract, which violation or breach would have a Material Adverse Effect.

4.17. INSURANCE

                  Section 4.17 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company and its Subsidiaries, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 4.17 of the Disclosure Schedule. Such insurance policies comply in all respects with the requirements of any leases to which the Company is a party, including, real property leases. There has been no default in the payment of premiums on any of such policies, and, to the knowledge of the Company, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Company and its Subsidiaries in amounts and against losses and risks customary and sufficient for businesses similar to that of the Company and its Subsidiaries, and, to the knowledge of the Company, such policies shall continue in full force and effect until the expiration dates shown in Section 4.17 of the Disclosure Schedule. There are no pending claims with respect to the Company or any Subsidiary or their properties or assets under any such insurance policy. True, correct and complete copies of all insurance policies listed in Section 4.17 have been previously furnished to Parent.

4.18. ENVIRONMENTAL MATTERS

         The Company and its Subsidiaries have at all times operated their businesses in material compliance with all Environmental Laws and all permits, licenses and registrations required under applicable Environmental Laws ("ENVIRONMENTAL PERMITS") and, to the Company's knowledge, no material expenditures are or will be required by the Company or its Subsidiaries in order to comply with such Environmental Laws. Neither the Company nor any of its Subsidiaries has received any written communication from any Governmental Authority or other Person that alleges that the Company or its Subsidiaries has violated or is, or may be, liable under any Environmental Law. There are no material Environmental Claims pending or, to the knowledge of the Company, threatened (a) against the Company or any of its Subsidiaries, or (b) against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed, either contractually or by operation of law. Neither the Company nor any of its Subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any material Environmental Claim.

          "ENVIRONMENTAL LAWS" means-all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq. "ENVIRONMENTAL CLAIMS" means any and all, actions, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of violation by any Governmental Authority or other Person alleging potential responsibility or liability arising out of, based on or related to (a) the presence, release or threatened release of, or exposure to, any Hazardous Materials (as defined under applicable Environmental Laws) or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

4.19. EMPLOYEES

(a) Section 4.19 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company and its
Subsidiaries: name; job title; current compensation; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

(b) No employee or director of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or officer of the Company or any of its Subsidiaries, or (ii) the ability of the Company or any of its Subsidiaries to conduct its business. To the knowledge of the Company, no officer or other key employee of the Company or any of its Subsidiaries intends to terminate his or her employment with the Company.

4.20. LABOR RELATIONS

         Except as set forth in Section 4.20 of the Disclosure Schedule:

(a) The Company and its Subsidiaries have satisfactory relationships with their respective employees.

(b) No condition or state of facts or circumstances exists which could materially adversely affect the Company's or any of the Subsidiary's relations with its employees, including, to the best of the Company's knowledge, the consummation of the transactions contemplated by this Agreement.

(c) The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

(d) No collective bargaining agreement with respect to the business of the Company or any of its Subsidiaries is currently in effect or being negotiated. Neither the Company nor any of its Subsidiaries has encountered any labor union or collective bargaining organizing activity with respect to its employees. Neither the Company nor any of its Subsidiaries has any obligation to negotiate any such collective bargaining agreement, and, to the knowledge of the Company, there is no indication that the employees of the Company or any of its Subsidiaries desire to be covered by a collective bargaining agreement.

(e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company, threatened with respect to the employees of the Company or any of its Subsidiaries, nor has any or the above occurred or, to the knowledge of the Company, been threatened.

(f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company or any of its Subsidiaries.

(g) There are no complaints or charges against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no complaints or charges have been filed or threatened to be filed against the Company or any of its Subsidiaries with any such board or agency.

(h) To the knowledge of the Company, no charges with respect to or relating to the business of the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

(i) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company or any Subsidiary to any Person whose employment with the Company or any of its Subsidiaries was terminated.

(j) Neither the Company nor any of its Subsidiaries has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or any of its Subsidiaries and no such investigation is in progress.

(k) Neither the Company nor any of its Subsidiaries, or to the knowledge of the Company, any employee of the Company or any of its Subsidiaries, is in violation of any term of any employment agreement, non-disclosure agreement, non-compete agreement or any other Contract regarding an employee's employment with the Company or any of its Subsidiaries.

(l) The Company and its Subsidiaries have paid all wages which are due and payable to each employee and each independent contractor.

4.21. INTELLECTUAL PROPERTY

(a) INTELLECTUAL PROPERTY ASSETS--The term "INTELLECTUAL PROPERTY ASSETS" includes: (i) the name "Accufacts Pre-Employment Screening, Inc.," all fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "MARKS"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS"); (iii) all copyrights in both published works and unpublished works, including software, training manuals and videos (collectively, "Copyrights"); and (iv) all know-how, trade secrets, confidential information, client lists, software, technical information, data, plans, drawings and blue prints (collectively, "TRADE SECRETS") owned, used or licensed by the Company and its Subsidiaries as licensee or licensor.

(b) AGREEMENTS--Section 4.21(b) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company and its Subsidiaries, of all Contracts relating to the Intellectual Property Assets to which the Company and its Subsidiaries are a party or by which the Company and its Subsidiaries are bound.

(c) KNOW-HOW NECESSARY FOR THE BUSINESS--The Intellectual Property Assets are all those used in, or related to, the operation of the business of the Company and its Subsidiaries as it is currently conducted and proposed to be conducted. The Company and its Subsidiaries are the owners of all right, title and interest in and to the Intellectual Property Assets, free and clear of all Encumbrances and have the right to use without payment to a third party all of the Intellectual Property Assets. The Company and its Subsidiaries are the owners of all right, title and interest in and to any (i) business application software and (ii) proprietary management information systems used in, or related to, the operation of the business of the Company and its Subsidiaries as it is currently conducted and proposed to be conducted, free and clear of all Encumbrances, and have a right to use such software and systems without payment to a third party.

(d) TRADEMARKS--(i) Section 4.21(d) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) the Company and its Subsidiaries are the owners of all right, title and interest in and to the Marks, free and clear of all Encumbrances; (iii) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements and are valid and enforceable; (iv) no Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way. None of the Marks used by the Company or any of its Subsidiaries infringes or is alleged to infringe any trade name, trademark or service mark of any Person.

(e) COPYRIGHTS--(i) Section 4.21(e) of the Disclosure Schedule contains a true, correct and complete list of all Copyrights; (ii) the Company and its Subsidiaries are the owners of all right, title and interest in and to the Copyrights, free and clear of all Encumbrances; (iii) all the Copyrights have been registered and are currently in compliance with formal legal requirements, and are valid and enforceable; (iv) no Copyright is infringed or, to the knowledge of the Company, has been challenged or threatened in any way; (v) none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Person or is a derivative work based on the work of a third Person; and (vi) all works encompassed by the Copyrights have been marked with the proper copyright notice.

(f) TRADE SECRETS--(i) The Company and its Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality and value of their Trade Secrets; and (ii) the Company and its Subsidiaries have good title and an absolute right to use the Trade Secrets. The Trade Secrets, to the knowledge of the Company, have not been used, divulged or appropriated either for the benefit of any Person (other than the Company and its Subsidiaries) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

4.22. ABSENCE OF CERTAIN PAYMENTS

                  Neither the Company or any of its Subsidiaries nor any director, officer, agent or employee of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other Person associated with or acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or
(iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

4.23. RELATIONSHIPS WITH RELATED PERSONS

                  Except as set forth in Section 4.23 of the Disclosure Schedule, no officer, director or employee of the Company or any Subsidiary, nor any spouse or child of any of them or any Affiliate of, or any Person associated with, any of them ("RELATED PERSON"), has any interest in any property or asset used in or pertaining to the business of the Company or any of its Subsidiaries. Except as set forth in Section 4.23 of the Disclosure Schedule, no Related Person has owned or presently owns an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company or any of its Subsidiaries, or (ii) engaged in competition with the Company or any of its Subsidiaries. Except as set forth in Section 4.23 of the Disclosure Schedule, no Related Person is a party to any Contract with, or has any claim or right against, the Company or any of its Subsidiaries, except for employment agreements listed in Section 4.16 of the Disclosure Schedule.

4.24. BROKERS OR FINDERS

                  Neither the Company nor any Subsidiary nor any of their respective directors, officers or agents on their behalf has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement, except as listed in Section 4.24 of the Disclosure Schedule.

4.25. DEPOSIT ACCOUNTS

                  Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account, and (d) the name of each Person authorized to draw on or have access to each account or box. No Person holds any power of attorney from the Company or any Subsidiary, except as listed in
Section 4.25 of the Disclosure Schedule.

4.26. CONDUCT OF BUSINESS; USE OF NAME

                  The business carried on by the Company and its Subsidiaries has been conducted by the Company or such Subsidiary directly and not through any Affiliate or associate of any stockholder, officer, director or employee of the Company or through any other Person. To the best of the Company's knowledge, the Company owns and has the exclusive right, title and interest in and to the name "Accufacts Pre-Employment Screening, Inc." and no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company.

4.27. RESTRICTIONS ON BUSINESS ACTIVITIES

                  There is no Contract or Governmental Order binding upon the Company or any Subsidiary or, to the knowledge of the Company, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any Subsidiary or the Company (either individually or in the aggregate), any acquisition of property by the Company or any Subsidiary or the Company (either individually or in the aggregate), providing of any service by the Company or any Subsidiary of the Company or the hiring of employees or the conduct of business by the Company or any Subsidiary of the Company (either individually or in the aggregate) as currently conducted or proposed to be conducted.

4.28. OUTSTANDING INDEBTEDNESS

                  Section 4.28 of the Disclosure Schedule sets forth as of a date no earlier than three (3) days prior to the date hereof (a) the amount of all indebtedness of the Company and its Subsidiaries then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness, and (c) the name of the lender or the other payee of each such indebtedness.

4.29. CLIENTS AND CONTRACTORS

                  Section 4.29 of the Company Disclosure Schedule contains a complete list of all the material clients of the Company and its Subsidiaries, including the amounts they paid to the Company and its Subsidiaries in each of the last three years. Section 4.29 of the Disclosure Schedule contains a complete list of all material contractors and subcontractors used by the Company and its Subsidiaries. To the knowledge of the Company, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are likely to result in the loss of any material client of the Company or a material change in the relationship of the Company with such a client.

4.30. FAIRNESS OPINION

                  The Company's Board of Directors has received a true, correct and complete copy of an opinion from Stratus Valuations, dated as of the date hereof, to the effect that, as of the date hereof, the transactions contemplated by this Agreement and the consideration to be received by the Company's stockholders in the Merger is fair to the Company's stockholders, including from a financial point of view.

4.31. VOTING REQUIREMENTS

                  The affirmative vote or consent of a majority of the outstanding shares of Company Common Stock is the only vote or consent of the holders of any class or series of equity securities of the Company necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

4.32. EMPLOYEE STOCK PURCHASE PLAN

                  The Board of Directors of the Company has passed and not rescinded resolutions amending the Company's 2001 Employee Stock Purchase Plan such that the last offering period under Section 5 of such Employee Stock Purchase Plan shall be that 3-month period commencing September 20, 2002 and ending December 20, 2002.

4.33.  DISCLOSURE

                  No representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, and no statement in the Disclosure Schedule, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub each represents and warrants to Seller as follows:

5.1. ORGANIZATION AND GOOD STANDING

                  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use in its business.

5.2.     AUTHORITY

                  Each of Parent and Merger Sub has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Merger and to perform their respective obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforcement against each in accordance with its terms.

5.3. LEGAL PROCEEDINGS

                  There is no Proceeding pending against Parent or Merger Sub that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

5.4. BROKERS OR FINDERS

                  Neither Parent nor Merger Sub nor any of their respective directors, officers or agents has incurred on their behalf any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement.

6.   COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

6.1. NORMAL COURSE

                  From the date hereof until the Closing, the Company and each of its Subsidiaries will: (a) maintain its corporate existence in good standing;
(b) maintain the general character of its business; (c) use all reasonable best efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and clients; (d) permit Parent, its accountants, its legal counsel and its other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice; and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all Contracts with banks, clients, suppliers, employees and others.

6.2. CONDUCT OF BUSINESS

                  Without limiting the provisions of Section 6.1, from the date hereof until the Closing, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent, which consent shall not be unreasonably withheld:

(a) amend or otherwise modify its Organizational Documents;

(b) issue or sell or authorize for issuance or sale, or grant any options or make other agreements of the type referred to in Section 4.3 with respect to, any shares of its capital stock or Convertible Securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock, Convertible Securities or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(c) mortgage, pledge or grant any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $25,000 (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

(d) declare, set aside, make or pay any dividend or other distribution to any stockholder with respect to its capital stock;

(e) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

(f) increase the bonus, salary or other compensation of any of its employees who hold management positions or any director or consultant, except for amounts accrued as of September 30, 2002 and reflected in the Interim Financial Statements and except for increases in the ordinary course of business, consistent with past practice, for employees other than Philip Luizzo and John Svedese;

(g) adopt or (except as otherwise required by law) amend any employee benefit plan or severance plan or enter into any collective bargaining agreement;

(h) terminate or modify any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

(i) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth (either directly or through a "take-or-pay" or "keepwell" agreement) of any Person in an aggregate amount in excess of $25,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

(j) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

(k) pay any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since September 30, 2002 in the ordinary course of business consistent with past practice;

(l) sell, transfer, lease to others or otherwise dispose of any of its properties or assets having a fair market value in the aggregate in excess of $25,000, except in the ordinary course of business consistent with past practice;

(m) cancel, compromise or waive any material debt or claim;

(n) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

(o) make any capital expenditure or capital addition or betterment in amounts which exceed $25,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement;

(p) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

(q) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any Governmental Authority relating to it or its property;

(r) except in the ordinary course of business consistent with past practice, commit to provide services for an indefinite period or a period of more than twelve months; or

(s) make any tax election inconsistent with past practice or settle or compromise any material Tax liability, except to discharge any Tax liabilities set forth in Section 4.6 of the Disclosure Schedule.

(t) enter into any Contract that would have been required to be disclosed pursuant to Section 4.16 if it had existed on the date hereof; or

(u) enter into any commitment to do any of the foregoing.

6.3. PREPARATION OF THE PROXY STATEMENT

(a) As promptly as practicable following the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement meeting the requirements of Section 14A under the Exchange Act relating to a meeting of the holders of Company Common Stock to adopt this Agreement and to approve the Merger (such proxy statement as amended or supplemented from time to time being hereafter referred to as the "PROXY STATEMENT"). The Company, acting through its Board of Directors, or the Special Committee, shall include in the Proxy Statement the recommendation of its Board of Directors, or the Special Committee, that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. Notwithstanding the foregoing, the obligation set forth in the foregoing sentence shall not apply (and the Board of Directors, or the Special Committee, shall be permitted to modify or withdraw any such recommendation previously made) if the Board of Directors, or the Special Committee, concludes in good faith, after consultation with its outside legal counsel, that fulfilling the obligations in the foregoing sentence would violate the fiduciary duties of the Board of Directors or the Special Committee, under applicable law; PROVIDED, HOWEVER, that nothing shall limit the obligation of the Company to use its reasonable best efforts to fulfill all of its obligations under this Agreement.

(b) The Company shall use its best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date. The Company shall promptly notify Parent of the receipt of any SEC comments or any request from the SEC for amendments or supplements to the Proxy Statement and shall promptly provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand.

(c) Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent, and (iii) shall not file or mail such document or respond to the SEC prior to receiving approval of Parent, which approval shall not be unreasonably withheld or delayed.

(d) The Company shall ensure that the Proxy Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement made, under the circumstances under which it is made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent of such discovery.

(e) The Company shall use its reasonable best efforts to obtain the requisite approval of the stockholders of the Company, which approval shall be in accordance with the applicable requirements of the DGCL and the Organizational Documents of the Company, to enable the Merger to be effective on the Closing Date (determined without regard to the condition to closing in the first sentence of Section 8.8) by holding a special meeting of stockholders as promptly as practicable, but in no event later than four (4) weeks following the final review and clearance by the SEC of the Proxy Statement.

(f) Without limiting the generality of Section 12.1, the Company agrees that it shall bear all expenses incurred in connection with the preparation of the Proxy Statement, including all fees and expenses of agents, representatives, counsel and accountants.


6.4. CERTAIN FILINGS

                  The Company agrees to cooperate with Parent with respect to all filings with regulatory authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement, including the timely filing of the Notice and FIRPTA certificate as set forth in Section 8.11, with the IRS pursuant to Treasury Regulation section 1.897-2(h)(2).

6.5. CONSENTS AND APPROVALS

           The Company shall use its reasonable best efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

6.6. BEST EFFORTS TO SATISFY CONDITIONS

                  The Company shall use its reasonable best efforts to cooperate with Parent for purposes of satisfying the conditions set forth in Sections 8 and 9 that are within its control.

6.7. INTERCOMPANY PAYMENTS

                  All loans, payables and other amounts due to or from the Company and its Affiliates as listed in Section 6.7 of the Disclosure Schedule shall be paid in full, written off or adjusted to zero balances at or prior to the Closing.

6.8. NOTIFICATION OF CERTAIN MATTERS

                  From the date hereof until the Closing, the Company shall promptly notify Parent of (a) the occurrence or non-occurrence of any fact or event of which the Company has knowledge which would be reasonably likely (i) to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) to cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the other representations or warranties of the Company, or the right of Parent to rely thereon, or the conditions to the obligations of Parent. The Company shall give prompt notice to Parent of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

6.9. NO SOLICITATION

(a) The Company, its Affiliates and their respective officers, directors, employees, representatives and agents shall immediately terminate any discussions or negotiations with any third party concerning an Acquisition Offer. The Company and its Affiliates shall not, directly or indirectly, through any officer, director, employee, stockholder, financial advisor, attorney, representative, subsidiary or agent of such Person (i) take any action to solicit, initiate, facilitate, continue or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other securities (including by way of a tender offer) or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to as an "ACQUISITION OFFER"), (ii) engage in discussions or negotiations (whether such discussions or negotiations are initiated by the Company, such other Person or otherwise) concerning, or provide any non-public information to any Person relating to, any possible Acquisition Offer, or (iii) agree to, enter into a letter of intent or similar document or recommend any Acquisition Offer; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the Company, or its Board of Directors, to the extent such Board of Directors determines, in good faith and on a reasonable basis by a majority vote (after consultation with independent legal advisors), that such Board of Directors' fiduciary duties under applicable law require it to do so, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited, bona fide, written Acquisition Offer by such Person or recommending an unsolicited, bona fide, written Acquisition Offer by such Person to the stockholders of the Company, if and only to the extent that (1) the Board of Directors of the Company determines in good faith and on a reasonable basis by majority vote (after consultation with independent financial and legal advisors) that such Acquisition Offer is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger and the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL") and the Board of Directors of the Company determines in good faith and on a reasonable basis by majority vote (after consultation with independent legal advisors) that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, (x) such Board of Directors receives form such Person an executed confidentiality agreement, (y) such non-public information has been previously delivered to Parent, and (z) the Company advises Parent in writing of such disclosure or discussions or negotiations, including the Person to whom disclosed or with whom discussions or negotiations will occur; or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Offer. The Company shall use its best efforts to ensure that the officers, directors, and Affiliates of the Company and its subsidiaries and any investment banker or other financial advisor or representative retained by the Company or any of its subsidiaries are aware of the restrictions described in this Section 6.9. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this
Section 6.9 by any officer, director, employee, financial advisor, attorney, representative, subsidiary, agent or Affiliate of the Company, when acting on behalf of the Company or any of its subsidiaries, shall be deemed to be a breach of this Section 6.9 by the Company.

(b) The Company shall notify Parent immediately after receipt by the Company (or its advisors) of any Acquisition Offer or any request for non-public information in connection with an Acquisition Offer or for access to the properties, books or records of the Company or any of its subsidiaries by any Person that informs such party that it is considering making, or has made, an Acquisition Offer. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the Person and the terms and conditions of such proposal, inquiry or contact. The Company shall continue to keep Parent informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

(c) In addition to the foregoing, the Company shall not accept or enter into any agreement, letter of intent or similar document concerning an Acquisition Offer for a period of not less than seventy-two (72) hours after Parent's receipt of a notice of the material terms of such Acquisition Offer and the identity of the Person making such Acquisition Offer, and during such seventy-two (72) hour period the Company shall negotiate with Parent in good faith any proposal submitted to the Company by Parent which addresses such Acquisition Offer.

6.10. TERMINATION OF STOCK OPTIONS

                  The Company shall use its best efforts to obtain the written consent or agreement of each holder of options to purchase capital stock of the Company as follows:

(a) Each holder of issued and outstanding options to purchase capital stock of the Company with an exercise price per share greater than or equal to the Price Per Share shall agree that all such stock options shall terminate as of the Effective Time at no cost or expense to the Company, and that the Company shall thereafter have no further obligation or liability whatsoever to such holder in respect of any such options; and

(b) Each holder of issued and outstanding options to purchase capital stock of the Company with an exercise price per share less than the Price Per Share shall agree to the provisions of Section 2.8 and shall further agree that at and after the Effective Time, the Company shall have no further obligation or liability whatsoever to such holder in respect of any such options.

7. COVENANTS OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub, jointly and severally, hereby covenants and agrees as follows:

7.1. CERTAIN FILINGS

                  Parent and Merger Sub agree to make or cause to be made all filings with regulatory authorities that are required to be made by Parent and Merger Sub or their respective Affiliates to carry out the transactions contemplated by this Agreement.

7.2. BEST EFFORTS TO SATISFY CONDITIONS

                  Each of Parent and Merger Sub agrees to use its reasonable best efforts to satisfy the conditions set forth in Sections 8 and 9 that are within their control.

7.3. NOTIFICATION OF CERTAIN MATTERS

                  From the date hereof until the Closing, Parent and Merger Sub shall promptly notify the Company of (a) the occurrence or non-occurrence of any fact or event of which Parent or Merger Sub has knowledge which would be reasonably likely (i) to cause any representation or warranty of Parent or Merger Sub contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) to cause any covenant, condition or agreement of Parent or Merger Sub in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of Parent or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of Parent or Merger Sub, or the right of the Company to rely thereon, or the conditions to the obligations of the Company. Parent and Merger Sub shall give prompt notice to the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

8.       CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

                  The obligations of Parent and Merger Sub under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by Parent in its sole discretion:

8.1. REPRESENTATIONS AND WARRANTIES

                  The representations and warranties of the Company and its Subsidiaries contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto which are not qualified as to materiality shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, shall then be complete and correct in all material respects. The representations and warranties of the Company and its Subsidiaries contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto which are qualified as to materiality shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all respects.

8.2. PERFORMANCE OF COVENANTS

                  The Company shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

8.3. LACK OF ADVERSE CHANGE

                  There shall not have occurred any event or circumstance which, individually or in the aggregate, has had or may result in a Material Adverse Effect, including the loss of significant business from any of clients of the Company or any of its Subsidiaries or the loss of any significant clients of the Company or any of its Subsidiaries.

8.4. UPDATE CERTIFICATE

                  Parent and Merger Sub shall have received favorable certificates, dated the Closing Date, signed by the president and chief executive officer of the Company as to the matters set forth in Sections 8.1,
8.2 and 8.3.

8.5. NO PROCEEDING

                  No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Parent's ownership or operation of the business of the Company; no Proceeding by any Governmental Authority or any other Person shall be pending or threatened against Parent, Merger Sub or the Company that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated hereby or that seeks to limit or otherwise affect Parent, Merger Sub or the Company's right to own or operate the business of the Company; and no written advice shall have been received by Parent, Merger Sub or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect Parent's ownership or operation of the business of the Company.

8.6. APPROVALS AND CONSENTS

                  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Parent and Merger Sub shall have obtained the written consent of CB Sanlando Center, Inc. under that certain Lease Agreement, dated as of August 28, 1998, by and between CB Sanlando Center, Inc. and Maglio, Inc.

8.7. OPINION OF COUNSEL

                  The Company shall have delivered to Parent and Merger Sub (i) an opinion of Baratta & Goldstein, dated the Closing Date and addressed to Parent and Merger Sub, as to the matters set forth on Exhibit 8.7 hereto, and
(ii) such other additional opinions as to Delaware law that Parent may reasonably request.

8.8. STOCKHOLDER APPROVAL; DISSENTERS

                  This Agreement shall have been duly adopted at or prior to the Effective Time by the requisite vote of the holders of Company Common Stock entitled to vote thereon. Holders of not more than ten percent (10%) of the issued and outstanding Company Common Stock shall have exercised appraisal rights with respect to the Merger.

8.9.     RESIGNATIONS

                  Parent and Merger Sub shall have received form the Company the resignations of all officers and directors of the Company and its Subsidiaries from their positions with the Company and its Subsidiaries.

8.10. EFFECTIVENESS OF AGREEMENTS

                  The Non-Compete Agreement, dated as of the date hereof, by and between Parent and Philip Luizzo and the Employment Agreement, dated as of the date hereof, by and between Parent and Philip Luizzo shall each be in full force and effect.

8.11. FIRPTA CERTIFICATE

                  Parent shall have received from the Company an executed copy of a certification and notice, meeting the requirements of Sections 897 and 1445 of the Code and the treasury regulations promulgated thereunder, substantially in the form attached hereto as EXHIBIT 8.11, dated as of the Closing Date, that the Company has not been a United States real property holding corporation at any time during the five year period prior to the Closing Date, and the stock of the Company is not a United States real property interest.

8.12. TERMINATION OF EMPLOYEE STOCK PURCHASE PLAN

                  The Board of Directors of the Company shall have passed and not rescinded resolutions effectively terminating the Company's 2001 Employee Stock Purchase Plan prior to the Closing, and Parent shall have been furnished evidence of such termination.

8.13. TERMINATION OF SHAREHOLDER RIGHTS AND REGISTRATION RIGHTS AGREEMENT

                  Subject to completion of the transactions contemplated by this Agreement, that certain Shareholder Rights and Registration Rights Agreement, dated as of October 11, 1999, by and between the Company and Richard J. Maglio shall have been terminated at no cost or expense to the Company, and the Company shall have no further obligation or liability thereunder. Parent shall have been furnished evidence of such termination.

8.14. TERMINATION OF EMPLOYMENT AGREEMENTS

                  Effective as of the Closing Date, that certain Employment Agreement, dated as of September 1, 1998, by and between the Company and Philip Luizzo, as amended October 5, 1999, and that certain Employment Agreement, dated as of September 1, 1998, by and between the Company and John Svedese, shall each have been terminated at no cost or expense to the Company, and the Company shall have no further obligation or liability under either such agreement. Parent shall have been furnished evidence of each such termination.

8.15. TERMINATION OF STOCK OPTIONS

                  The Company shall have satisfied in full its obligations under
Section 6.10, and Parent shall have been furnished evidence of such satisfaction.

8.16. DISCHARGE OF INDEBTEDNESS

                  The Company shall have satisfied in full its obligations under
Section 6.7, and Parent shall have been furnished evidence of such satisfaction.

9.       CONDITIONS TO OBLIGATIONS OF THE COMPANY

                  The obligations of the Company under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by the Company in its sole discretion:

9.1. REPRESENTATIONS AND WARRANTIES

                  The representations and warranties of Parent and Merger Sub contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto which are not qualified as to materiality shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all material respects. The representations and warranties of Parent and Merger Sub contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto which are qualified as to materiality shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all respects.

9.2. PERFORMANCE OF COVENANTS

                  Parent and Merger Sub shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

9.3. UPDATE CERTIFICATE

                  The Company shall have received favorable certificates, dated the Closing Date, signed by an officer of each of Parent and Merger Sub as to the matters set forth in Sections 9.1 and 9.2.

9.4. NO PROCEEDING

                  No order of any Governmental Authority shall be in effect that restrains or prohibits the Merger; and no written advice shall have been received by Parent, Merger Sub or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

10.      TERMINATION

10.1. TERMINATION OF AGREEMENT

         This Agreement may be terminated:

(a) At any time prior to the Effective Time, by mutual consent of Parent and the Company.

(b) By Parent or Merger Sub or the Company if the Effective Time shall not have occurred by February 28, 2003, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment within five (5) Business Days following receipt by such party of notice of such breach or nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate this Agreement.

(c) By Parent alone, by means of a written notice to the Company, if there has been a material misrepresentation by the Company, or a material breach on the part of the Company of any of its warranties, covenants or agreements set forth herein, or a material failure on the part of the Company to comply with any of its other obligations hereunder. By the Company alone, by means of a written notice to Parent if there has been a material misrepresentation by Parent or Merger Sub, or a material breach on the part of Parent or Merger Sub of any of their warranties, covenants or agreements set forth herein, or a material failure on the part of Parent or Merger Sub to comply with any of their other obligations hereunder. No such termination shall relieve any party of the consequences of any such misrepresentation, breach or failure.

(d) By either Parent or the Company if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in any case, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

(e) By either Parent or the Company if the requisite vote of the stockholders of the Company as set forth in Section 6.3(d), in favor of the Merger shall not have been obtained; PROVIDED, THAT, the right to terminate this Agreement under this Section 10.1(e) shall not be available to the Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement.

(f) By the Company if it proposes to accept a Superior Proposal; PROVIDED, THAT, simultaneously with such termination the Company complies with Section 10.3(a).

(g) By Parent if the Board of Directors, or the Special Committee, of the Company shall have withdrawn or modified its approval or recommendation of the Merger or the adoption of this Agreement.

10.2. EFFECT OF TERMINATION

                  In the event of termination of this Agreement as provided in
Section 10.1, this Agreement shall forthwith become void, the Merger shall be abandoned and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders or Affiliates, except as otherwise set forth in Section 10.3 and except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement or in the Disclosure Schedule (in which case the nonbreaching party may seek any and all remedies available to it under applicable law); PROVIDED, THAT, the provision of Sections 10.3, 12.1, 12.2, 12.3, 12.4 and 12.11 and this
Section 10.2 shall remain in full force and effect and survive any termination of this Agreement.

10.3. TERMINATION FEES

(a) The Company shall pay Parent a termination fee of $200,000 in immediately available funds simultaneously with the termination of this Agreement pursuant to Section 10.1(f) or (g).

(b) The Company shall pay Parent's and Merger Sub's out-of-pocket expenses incurred in connection with this Agreement (and the transactions contemplated hereby), including the fees and expenses of financial advisors, accountants and legal counsel and printing and filing and mailing fees and expenses (collectively, "TERMINATION EXPENSES"), in immediately available funds within five (5) Business Days following termination of this agreement by Parent pursuant to Section 10.1(e), (f) or (g) or the first sentence of Section 10.1(c). Parent shall pay the Company's Termination Expenses, in immediately available funds within five (5) Business Days following termination of this Agreement by the Company pursuant to the second sentence of Section 10.1(c). Notwithstanding the foregoing, in no event shall either the Company or Parent be obligated to pay the other party Termination Expenses pursuant to this Section 10.1(b) in an amount exceeding $100,000.

         (c) The provisions of this Section 10.3 are not exclusive and shall be in addition to any other rights or remedies available to Parent or the Company as a result of a breach by the other of any representation, warranty, covenant or agreement set forth in this Agreement or in the Disclosure Schedule.

11. INDEMNIFICATION OF DIRECTORS, OFFICERS AND STOCKHOLDERS

11.1. RIGHT TO INDEMNIFICATION

(a) The Bylaws and Certificate of Incorporation of the Surviving Corporation shall contain the same provisions with respect to indemnification of present and former directors, officers and employees of the Company as those set forth in the Company's Bylaws and Certificate of Incorporation on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of three (3) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time are present or former directors, officers or employees of the Company, unless such modification is required after the Effective Time by applicable law.

(b) On and after the Effective Time, Parent hereby indemnifies each Person that holds, in the aggregate, immediately prior to the Closing, more than 2,000,000 shares of Company Common Stock (each, an "INDEMNIFIED Party") against and agrees to hold each such Person harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by each Indemnified Party arising out of an allegation by a former stockholder of the Company that such Indemnified Party breached his fiduciary duties to the other former stockholders of the Company in connection with this Agreement or the transactions contemplated hereby. The within indemnification is in addition to Parent's obligation to maintain tail insurance for a period of three (3) years following the Effective Time pursuant to Section 11.1(a).

(c) Each Indemnified Party agrees to give prompt notice to Parent of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 11.1(b); PROVIDED, that the failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent Parent is materially prejudiced as a result of such failure. Parent may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. Parent shall not be liable under Section 11.1(b) for any settlement effected without its prior consent of any claim, suit, action or proceeding in respect of which indemnity may be sought hereunder. After the Effective Time, Section 11.1(b) will provide the exclusive remedy for any claim arising out of an allegation by a former stockholder of the Company that any Indemnified Party breached his fiduciary duties to the other former stockholders of the Company in connection with this Agreement or the transactions contemplated hereby.

11.2. INSURANCE

                  For a period of three (3) years after the Effective Time, Parent and the Surviving Corporation shall use commercially reasonable efforts to cause to be maintained in effect directors and officers liability insurance covering those persons who are on the date hereof covered by directors and officers liability insurance policies maintained by the Company on terms substantially similar to those applicable under such current policies with respect to claims arising from and related to facts or events which occurred at or before the Effective Time; PROVIDED, HOWEVER, that in no event will Parent or the Surviving Corporation be required to expend in excess of $64,500 in the aggregate (i.e. for three years coverage) for such coverage (or such coverage as is available for such $64,500. Notwithstanding the foregoing, Parent may substitute therefore policies of substantially the same coverage containing terms and conditions which are no less advantageous, in any material respect, to the Indemnified Parties.

11.3.    SUCCESSORS

                  In the event Parent, the Surviving Corporation or any successor to Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors of the Parent or the Surviving Corporation honor the obligations of the Parent and the Surviving Corporation set forth in this Section 11.

11.4.    SURVIVAL

                  The provisions of this Section 11 shall survive the consummation of the Merger and expressly are intended to benefit each director, officer or employee of the Company contemplated by this Section 11.

12.      GENERAL PROVISIONS

12.1.    EXPENSES

                  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

12.2. PUBLIC ANNOUNCEMENTS

                  Any public announcement or similar publicity with respect to this Agreement, the Closing or the transactions contemplated hereby will be issued at such time and in such manner as Parent and the Company agree in writing and shall be made in accordance with Regulation FD promulgated by the SEC. The Company and Parent will in good faith consult with each other concerning the means by which the Company's employees, clients and suppliers and others having dealings with the Company will be informed of this Agreement, the Closing and the transactions contemplated hereby, and representatives of Parent may at its option be present for any such communication.

12.3.    NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this
Section 12.3):

                  (a) If to Parent or Merger Sub:

                              Kroll Background America
                              1900 Church Street, Suite 400
                              Nashville, TN 37203
                              Telecopier No.:  (615) 321-9585
                              Attention:  President

                           With a copies to:

                              Kroll Inc.
                              919 Third Avenue
                              New York, NY  10022
                              Telecopier No.:  (212) 750-5628
                              Attention:  General Counsel

                              Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY  10022
                              Telecopier No.:  (212) 715-8000
                              Telephone No.:  (212) 715-9100
                              Attention:  Peter S. Kolevzon, Esq.

                  If to the Company:

                              Accufacts Pre-Employment Screening, Inc.
                              6 Greene Street
                              New York, NY  10013
                              Attention:  President

                  With a copy to:

                              Baratta & Goldstein
                              597 Fifth Avenue
                              New York, NY  10017
                              Telecopier No.:  (212) 750-8297
                              Telephone No.:  (212) 750-9700
                              Attention:  Joseph A. Baratta, Esq.


12.4. JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such action or procedure may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 12.3.

12.5. FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.6.    WAIVER

                  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

12.7. ENTIRE AGREEMENT AND MODIFICATION

                  This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence, written and oral among Parent, Merger Sub and the Company and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended, nor may any provision hereof or default hereunder be waived, except by a written agreement executed by the party to be charged with the amendment or waiver.

12.8. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

                  No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Parent may assign any of its rights, but not its obligations, under this Agreement to any direct wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Article 11 any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

12.9.    SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

12.10. SECTION HEADINGS, CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa,
(ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference to a law shall mean the statute and any rules and regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day. Each party acknowledges that it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

12.11. GOVERNING LAW

                  This Agreement will be governed by the internal laws of the State of New York without regard to principles of conflict of laws, except to the extent the DGCL governs the provisions hereof relating to the Merger.

12.12.   COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                 KROLL BACKGROUND AMERICA INC.



                 By:   /s/
                     --------------------------------
                     Name:
                     Title:



                 ACCUFACTS ACQUISITION CORP.



                 By:   /s/
                     --------------------------------
                     Name:
                     Title:


                 ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.



                 By:   /s/
                     --------------------------------
                     Name:
                     Title:

                                TABLE OF CONTENTS

                                                                       PAGE


1. DEFINITIONS...........................................................1

2. THE MERGER; CLOSING...................................................5
   2.1.     THE MERGER...................................................5
   2.2.     EFFECTIVE TIME...............................................5
   2.3.     EFFECTS OF THE MERGER........................................6
   2.4.     CERTIFICATE OF INCORPORATION.................................6
   2.5.     BY-LAWS......................................................6
   2.6.     OFFICERS AND DIRECTORS OF SURVIVING CORPORATION..............6
   2.7.     CONVERSION OR CANCELLATION OF SECURITIES.....................6
   2.8.     PURCHASE OF OPTIONS..........................................8
   2.9.     EXCHANGE OF COMPANY CAPITAL..................................8
   2.10.    NO FURTHER RIGHTS; STOCK TRANSFER BOOKS......................9
   2.11.    NO LIABILITY.................................................9
   2.12.    WITHHOLDING RIGHTS...........................................9

3. [RESERVED]............................................................9

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................9
   4.1.     ORGANIZATION AND GOOD STANDING...............................9
   4.2.     AUTHORITY; NO CONFLICT......................................10
   4.3.     CAPITALIZATION..............................................11
   4.4.     FINANCIAL STATEMENTS........................................12
   4.5.     NO UNDISCLOSED LIABILITIES..................................12
   4.6.     TAXES.......................................................13
   4.7.     ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.......................13
   4.8.     NO MATERIAL ADVERSE CHANGE..................................14
   4.9.     BOOKS AND RECORDS...........................................14
   4.10.    TITLE TO PROPERTIES; ENCUMBRANCES...........................14
   4.11.    CONDITION AND SUFFICIENCY OF ASSETS.........................15
   4.12.    EMPLOYEE BENEFITS...........................................15
   4.13.    COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS...........15
   4.14.    LEGAL PROCEEDINGS...........................................16
   4.15.    ABSENCE OF CERTAIN CHANGES AND EVENTS.......................16
   4.16.    CONTRACTS; NO DEFAULTS......................................17
   4.17.    INSURANCE...................................................19
   4.18.    ENVIRONMENTAL MATTERS.......................................20
   4.19.    EMPLOYEES...................................................20
   4.20.    LABOR RELATIONS.............................................21
   4.21.    INTELLECTUAL PROPERTY.......................................22
   4.22.    ABSENCE OF CERTAIN PAYMENTS.................................23

                                TABLE OF CONTENTS
                                   (continued)
                                                                     PAGE



   4.23.    RELATIONSHIPS WITH RELATED PERSONS........................24
   4.24.    BROKERS OR FINDERS........................................24
   4.25.    DEPOSIT ACCOUNTS..........................................24
   4.26.    CONDUCT OF BUSINESS; USE OF NAME..........................24
   4.27.    RESTRICTIONS ON BUSINESS ACTIVITIES.......................24
   4.28.    OUTSTANDING INDEBTEDNESS..................................25
   4.29.    CLIENTS AND CONTRACTORS...................................25
   4.30.    FAIRNESS OPINION..........................................25
   4.31.    VOTING REQUIREMENTS.......................................25
   4.32.    EMPLOYEE STOCK PURCHASE PLAN..............................25
   4.33.    DISCLOSURE................................................26

5. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............26
   5.1.     ORGANIZATION AND GOOD STANDING............................26
   5.2.     AUTHORITY.................................................26
   5.3.     LEGAL PROCEEDINGS.........................................26
   5.4.     BROKERS OR FINDERS........................................26

6. COVENANTS OF THE COMPANY...........................................26
   6.1.     NORMAL COURSE.............................................27
   6.2.     CONDUCT OF BUSINESS.......................................27
   6.3.     PREPARATION OF THE PROXY STATEMENT........................29
   6.4.     CERTAIN FILINGS...........................................30
   6.5.     CONSENTS AND APPROVALS....................................30
   6.6.     BEST EFFORTS TO SATISFY CONDITIONS........................30
   6.7.     INTERCOMPANY PAYMENTS.....................................30
   6.8.     NOTIFICATION OF CERTAIN MATTERS...........................30
   6.9.     NO SOLICITATION...........................................31
   6.10.    TERMINATION OF STOCK OPTIONS..............................32

7. COVENANTS OF PARENT AND MERGER SUB.................................32
   7.1.     CERTAIN FILINGS...........................................33
   7.2.     BEST EFFORTS TO SATISFY CONDITIONS........................33
   7.3.     NOTIFICATION OF CERTAIN MATTERS...........................33

8. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB.................33
   8.1.     REPRESENTATIONS AND WARRANTIES............................33
   8.2.     PERFORMANCE OF COVENANTS..................................34
   8.3.     LACK OF ADVERSE CHANGE....................................34
   8.4.     UPDATE CERTIFICATE........................................34
   8.5.     NO PROCEEDING.............................................34
   8.6.     APPROVALS AND CONSENTS....................................34
   8.7.     OPINION OF COUNSEL........................................35
   8.8.     STOCKHOLDER APPROVAL; DISSENTERS..........................35
   8.9.     RESIGNATIONS..............................................35


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                                TABLE OF CONTENTS
                                   (continued)
                                                                     PAGE




   8.10.    EFFECTIVENESS OF AGREEMENTS...............................35
   8.11.    FIRPTA CERTIFICATE........................................35
   8.12.    TERMINATION OF EMPLOYEE STOCK PURCHASE PLAN...............35
   8.13.    TERMINATION OF SHAREHOLDER RIGHTS AND
              REGISTRATION RIGHTS AGREEMENT...........................35
   8.14.    TERMINATION OF EMPLOYMENT AGREEMENTS......................36
   8.15.    TERMINATION OF STOCK OPTIONS..............................36
   8.16.    DISCHARGE OF INDEBTEDNESS.................................36

9. CONDITIONS TO OBLIGATIONS OF THE COMPANY...........................36
   9.1.     REPRESENTATIONS AND WARRANTIES............................36
   9.2.     PERFORMANCE OF COVENANTS..................................36
   9.3.     UPDATE CERTIFICATE........................................37
   9.4.     NO PROCEEDING.............................................37

10.TERMINATION........................................................37
   10.1.    TERMINATION OF AGREEMENT..................................37
   10.2.    EFFECT OF TERMINATION.....................................38
   10.3.    TERMINATION FEES..........................................38

11.INDEMNIFICATION OF DIRECTORS, OFFICERS AND STOCKHOLDERS............39
   11.1.    RIGHT TO INDEMNIFICATION..................................39
   11.2.    INSURANCE.................................................39
   11.3.    SUCCESSORS................................................40
   11.4.    SURVIVAL..................................................40

12.GENERAL PROVISIONS.................................................40
   12.1.    EXPENSES..................................................40
   12.2.    PUBLIC ANNOUNCEMENTS......................................40
   12.3.    NOTICES...................................................40
   12.4.    JURISDICTION; SERVICE OF PROCESS..........................41
   12.5.    FURTHER ASSURANCES........................................42
   12.6.    WAIVER....................................................42
   12.7.    ENTIRE AGREEMENT AND MODIFICATION.........................42
   12.8.    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS........42
   12.9.    SEVERABILITY..............................................42
   12.10.   SECTION HEADINGS, CONSTRUCTION............................43
   12.11.   GOVERNING LAW.............................................43
   12.12.   COUNTERPARTS..............................................43


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